UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 16, 2007
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point, Kirkland, Washington, U.S.A.	98033
(Address of principal executive offices)	(Zip Code)

(425) 576-4106
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Departure of Directors or Principal Officers; Appointment of Principal Officers.

Effective on April 16, 2007, the Board of Directors (the "Board") of CellCyte Genetics Corporation (the "Company") (i) accepted the resignations as directors of the Company from each of Messrs. Robert, Harris, Glen Macdonald and Michael S. Eyre (collectively, the "Resignations") and (ii) accepted the consent to act as a director of the Company of John M. Fluke, Jr. (the "Appointment").

Mr. Fluke is the Chairman of Fluke Capital Management, LP; the Fluke family's investment and trust management company. He founded the company in 1976. Mr. Fluke graduated from the University of Washington in 1964, with a Bachelor of Science Degree in Electrical Engineering, and received his Master's Degree in Electrical Engineering from Stanford University in 1966.

Mr. Fluke joined his father's firm, John Fluke Mfg. Co., in 1966 as a design engineer and held various engineering and general management positions. He was elected to the board of that company in 1976, appointed Chief Executive Officer in 1983 and Chairman from 1984. He served as CEO through 1987, Chairman through 1990 and a director of the Fluke Corp. through July 1998 when the company was acquired by Danaher Corporation.

Mr. Fluke currently serves on the Boards of three emerging - or reemerging - companies: Abacast, Inc. (third generation peer-to-peer streaming software); MaestroSoft, Inc. (charitable event management software); and TeraCloud, Inc. (maker of high performance mainframe computer storage management software). Over the last three decades many of Mr. Fluke's governance positions with smaller companies have required direct and frequent interaction with management to balance the achievement (or maintenance) of cash flow positive performance without deviating from best governance practices.

Mr. Fluke is a director of PACCAR Inc. (since 1984), where he also serves as audit committee financial expert and chairman of the compensation committee. He also currently serves as a director of Tully's Coffee Company (since 2005) and chairs its audit committee. Mr. Fluke is a former director and chairman of the audit committee for PRIMUS International (2003 to 2006) and American Seafoods Group (2003 to 2006) where he served on the audit committee. He has also served on the boards and audit committees of Peoples National Bank (1984 to 1993) and US Bank of Washington (1993 to 1997).

Mr. Fluke is a past Chairman of the Greater Seattle Chamber of Commerce (1993) and continues to serve on its board and is a past Chairman of the Washington State China Relations Council (1985 to 1987). He concurrently served as a national board member of the American Electronics Association and the National Association of Manufacturers as well as the Executive Committees of both trade organizations (1985 to 1990).

Mr. Fluke continues to serve as a member of the University of Washington's Engineering Visiting Committee (since 1982), the University of Washington Business Advisory Board (since 1987), the University of Washington Applied Physics Laboratory Advisory Board (since 1992) and the Pacific Museum of Flight (since 1988). He also currently serves as the Chairman of the board of Junior Achievement of Washington and recently was elected to the board of the Washington Policy Center. Mr. Fluke previously served on the Stanford University Engineering Advisory Council (1985 to 1989). He is a trustee-emeritus of the University of Puget Sound (1984-2002), a past trustee of St. Thomas School of Medina, WA (1988 to 1995) and served on the Washington State Higher Education Coordinating Board (1987 to 2000) and the Washington Business Roundtable and its Education Committee (1984 to 2001).

Mr. Fluke is a past President of PONCHO (1993), Seattle's oldest fund-raising auction for the arts, a past President of the Seattle Council of the Boy Scouts of America (1984 to 1985) and a former member of the boards of the Seattle Symphony Orchestra (1981 to 1990), the 5th Avenue Theater Association (1985 to 1990) and the Nature Conservancy (1997 to 2001).

At present there are is no employment arrangement as between the Company and Mr. Flukes, and Mr. Flukes is considered by the Company to be an independent director.

As a consequence of the Resignations and the Appointment the Company's Board of Directors is now comprised of each of Messrs. Flukes, Gary A. Reys and Dr. Ronald W. Berninger, Ph.D.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01           Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CELLCYTE GENETICS CORPORATION
Date: April 16, 2007.	/s/ "Gary A. Reys" Name: Gary A. Reys Title: President, Chief Executive Officer, Principal Executive Officer and a director

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